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                                                                Exhibit 23.1


                         Consent of Independent Auditors



Board of Directors and Partners
Inergy, L.P.


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-108359, No. 333-101165 and No.333-100023
and Form S-8 No.  333-83872)  of Inergy,  L.P.  and the related
Prospectus' of our report dated September 5, 2003, with respect to the consolidated financial statements of United Propane, Inc. and Subsidiary included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP


Kansas City, Missouri
October 10, 2003